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                                                                    Exhibit 23.1



                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
NVR, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Each of our reports for NVR, Inc. and NVR Financial Services, Inc. incorporated herein by reference contains an explanatory paragraph as to the adoption, effective January 1, 1995, of the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."
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KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania

February 24, 1998